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                                                                     EXHIBIT 2.2


                          AMENDMENT NO. 1 TO AGREEMENT


         AMENDMENT NO. 1 TO AGREEMENT, dated as of June 13, 2001 ("AMENDMENT"), is entered into by and among BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation ("PARENT"), BLOOMFIELD ACCEPTANCE COMPANY, L.L.C., a Michigan limited liability company ("BAC"), BLOOMFIELD SERVICING COMPANY, L.L.C., a Michigan limited liability company ("BSC"), HARTGER & WILLARD MORTGAGE ASSOCIATES, INC., a Michigan corporation ("H&W"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("PURCHASER"), and WELLS FARGO & COMPANY, a Delaware corporation ("BUYER"). BAC, BSC and H&W are collectively referred to herein as "SELLERS" and sometimes individually as a "SELLER."


                                R E C I T A L S :

         WHEREAS, Parent, Sellers, Purchaser and Buyer are parties to that certain Agreement dated as of May 8, 2001 ("Original Agreement").

         WHEREAS, the parties intend to modify certain terms of the Original Agreement.

         NOW, THEREFORE, in consideration of their mutual promises and obligations and intending to be legally bound hereby, the parties hereby agrees as follows:


                                   ARTICLE 1.
                                  DEFINITIONS

         1.1 Certain Definitions.

         (a) Capitalized terms used herein without definition shall have the meanings specified in the Original Agreement.

         (b) As used in this Amendment and the Original Agreement, "Agreement" shall mean the Original Agreement, as amended hereby.




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                                   ARTICLE 2.
                       AMENDMENT OF THE ORIGINAL AGREEMENT


         2.1 Section 1.1. The definition of "Contract" or "Contracts" contained in Section 1.1 of the Agreement shall be restated in its entirety to read as follows:

                  "CONTRACT" or "CONTRACTS" means any rights and interests arising under or in connection with any agreement, arrangement, bond, commitment, franchise, guarantee, indemnity, indenture, instrument, lease, license, or understanding, whether written or oral.


         2.2 Section 2.4. Section 2.4 of the Agreement shall be restated in its entirety to read as follows:

                  2.4 Purchase Price. (a) The Purchase Price shall be an amount equal to the sum of the Stock Purchase Price, the Loan Purchase Price and the Purchase and Assumption Purchase Price.

                  (i) The Stock Purchase Price is that portion of the Purchase Price to be paid to Parent for the Stock and shall be a fixed amount equal to $100,000.

                  (ii) The Loan Purchase Price is that portion of the Purchase Price to be paid to BAC for the Loans and shall be an amount equal to (A) the book value at the Closing Date of the Aberdeen at Ormand Beach MHC loan, plus (B) the book value at the Closing Date of the Sundowner/Country Villa/Melrose Mobile Home & RV Parks loan, less $350,000. The Loan Purchase Price shall be adjusted if, within six months of the Closing Date, Purchaser sells the Sundowner/Country Villa/Melrose Mobile Home & RV Parks loan for an amount greater than such Loan's book value at the Closing Date less $350,000, net of Purchaser's costs. In such event, Purchaser shall pay to BAC at the time of such sale an amount equal to the difference between the amount realized for such Loan and such Loan's book value at the Closing Date less $350,000, net of Purchaser's costs.

                  (iii) The Purchase and Assumption Purchase Price is that portion of the Purchase Price to be paid to the Sellers for the assets acquired and liabilities assumed and shall be an amount equal to (A) $6,500,000, less (B) a deduction for the amounts set forth in the column entitled "Value" on Schedule 2.4(iii), for each of the Investors, if any, for which Sellers are unable to obtain the consent required by Section 6.3(c). Notwithstanding the foregoing, the deduction described in clause (B) above, if any, shall be


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                  offset by and reduced by an amount not to exceed $86,625.00, which amount represents the increase in the value of Sellers' loan servicing portfolio between March 26, 2001, as set forth on Schedule 2.4(iii), and the Closing Date (the "Servicing Credit"); provided, however, that the Servicing Credit shall not operate to reduce the deduction described in clause (B) above to less than zero. Of the Purchase and Assumption Purchase Price, $50,000 is allocated to the fixed assets.

                  (iv) The parties agree that Purchaser will hold back the sum of $1,000,000 (the "FHLMC Holdback Amount") from the Purchase and Assumption Purchase Price determined as set forth in
                  Section 2.4(iii) above, pending receipt by Purchaser of a written consent, in form and substance reasonably acceptable to Purchaser and Sellers, from the Federal Home Loan Mortgage Corporation ("FHLMC Consent"). Subject to the following sentence, within two Business Days of Purchaser's receipt of the FHLMC Consent, Purchaser shall remit the FHLMC Holdback Amount to Parent and Sellers by wire transfer to the account designated in accordance with Section 3.3(b). If the FHLMC Consent is not received on or before December 31, 2001 (the "Holdback Deadline")(regardless of whether the FHLMC Consent is received by Purchaser following the Holdback Deadline), subject to clause (vi) below, the Purchase and Assumption Price shall be permanently reduced by the amount of the FHLMC Holdback Amount and no further amounts shall be due or payable to Parent or any Seller with respect to the FHLMC Consent.

                  (v) The parties agree that Purchaser will hold back the sum of $51,007.56 (the "SunAmerica Holdback Amount") from the Purchase and Assumption Purchase Price, pending receipt of written consent, in substantially the form attached hereto as Exhibit A, from SunAmerica Life Insurance Company (the "SunAmerica Consent") and Purchaser will hold back the sum of $109,940.13 (the "Anchor Holdback Amount") from the Purchase and Assumption Purchase Price, pending receipt of written consent, in substantially the form attached hereto as Exhibit B, from Anchor National Life Insurance Company (the "Anchor Consent"). Subject to the following sentence, within two Business Days of Purchaser's receipt of the SunAmerica Consent or the Anchor Consent, Purchaser shall remit the corresponding SunAmerica Holdback Amount or Anchor Holdback Amount to Parent and Sellers by wire transfer to the account designated in accordance with Section 3.3(b). If either the SunAmerica Consent or the Anchor Consent is not received by the Holdback Deadline (regardless of whether such consent is received by Purchaser following the Holdback Deadline), subject to clause
                  (vi) below, the Purchase and Assumption Price shall be permanently reduced by the amount of the corresponding SunAmerica Holdback Amount or Anchor


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                  Holdback Amount and no further amounts shall be due or payable to Parent or any Seller with respect to such consent.

                  (vi) Notwithstanding the foregoing, to the extent the Servicing Credit does not reduce the Purchase and Assumption Price at the Closing because the Servicing Credit would otherwise have reduced the deduction described in clause
                  (iii)(B) above to less than zero, such portion of the Servicing Credit shall be offset against and shall reduce the FHLMC Holdback Amount, the SunAmerica Holdback Amount and/or the Anchor Holdback Amount, as the case may be, to be retained by Purchaser, and within two Business Days of the Holdback Deadline, Purchaser shall remit such portion of the Servicing Credit to Parent and Sellers by wire transfer to the account designated in accordance with Section 3.3(b); provided, however, that such portion of the Servicing Credit shall not exceed the aggregate amount of any holdback amount or amounts with respect to which consents were not received by the Holdback Deadline.

         2.3 Section 3.3. Section 3.3 of the Agreement shall be restated in its entirety to read as follows:

                  3.3 Deliveries by Buyer and Purchaser. On the Closing Date, Buyer and Purchaser shall deliver or cause to be delivered the following to Parent and Sellers:

                  (a) copies of resolutions duly adopted by the Board of Directors and (if applicable) shareholders of Buyer and Purchaser authorizing this Agreement and the transactions contemplated hereby, certified as of the Closing Date by a Secretary or Assistant Secretary of such party;

                  (b) an amount equal to the Purchase Price (less the sum of the FHLMC Holdback Amount, the SunAmerica Holdback Amount and the Anchor Holdback Amount) by wire transfer in immediately available funds to an account designated in writing to Buyer and Purchaser by Parent and Sellers;

                  (c) the duly executed Transition Services Agreement; and

                  (d) the documents required to be delivered by Buyer and Purchaser pursuant to Section 7.3 and such other documents as may be required by this Agreement.




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                                   ARTICLE 3.
                                  MISCELLANEOUS

         3.1 Terms of Original Agreement Ratified. Except as amended or modified hereby, the terms, covenants and provisions of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect.

         3.2 Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Michigan.

         3.3 Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the amendments contained herein and supersedes any prior expressions of intent or understandings with respect thereto.

         3.4 Counterparts. This Amendment may be executed in two or more counterparts and by different parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                   BINGHAM FINANCIAL SERVICES
                                          CORPORATION



                                   By:               /s/ Ronald A. Klein
                                       ----------------------------------------
                                   Name:             Ronald A. Klein
                                   Title:            President and CEO


                                   BLOOMFIELD ACCEPTANCE
                                        COMPANY, L.L.C.


                                   By:               /s/ Ronald A. Klein
                                       ----------------------------------------
                                   Name:             Ronald A. Klein
                                   Title:            Manager



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                                   BLOOMFIELD SERVICING
                                      COMPANY, L.L.C.


                                   By:               /s/ Ronald A. Klein
                                       ----------------------------------------
                                   Name:             Ronald A. Klein
                                   Title:            Manager


                                   HARTGER & WILLARD MORTGAGE
                                        ASSOCIATES, INC.


                                   By:               /s/ Ronald A. Klein
                                       ----------------------------------------
                                   Name:             Ronald A. Klein
                                   Title:            President and CEO

                                   WELLS FARGO & COMPANY


                                   By:               /s/ John E. Ganoe
                                       -------------------------------
                                   Name:             John E. Ganoe
                                   Title:            Executive Vice President


                                   WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION


                                   By                /s/ J. Edward Blakey
                                     ------------------------------------------
                                   Name:             J. Edward Blakey
                                   Title:   Executive Vice President


                                   By:               /s/ Linda A. Paulin
                                       ----------------------------------------
                                   Name:             Linda A. Paulin
                                   Title:            Senior Vice President


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